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Prospectus Supplement

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-211783

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per note	Maximum aggregate offering price	Amount of registration fee(1)(2)

3.25% Notes due 2026	$400,000,000	99.865%	$399,460,000	$40,225.62

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, unused filing fees of $467,872 have already been paid with respect to 55,000,000 shares of common stock that were previously registered by ITC Holdings Corp. pursuant to the Registration Statement No. 333-184073, which was initially filed on September 25, 2012, and are being offset against the registration fee due for this offering. Such Registration Statement was withdrawn on December 17, 2013 and no securities were sold thereunder.

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 2, 2016)
Issued June 29, 2016

ITC Holdings Corp.
$400,000,000 3.25% NOTES DUE June 30, 2026

We are offering $400,000,000 of our 3.25% notes due 2026 (the "notes"). The notes will bear interest at a rate of 3.25% per annum and will mature on June 30, 2026. We will pay interest semi-annually on the notes in arrears on June 30 and December 30 of each year, beginning December 30, 2016.

We may redeem the notes at our option, in whole at any time or in part from time to time, at the redemption prices described in "Description of the Notes—Optional Redemption." The notes are our direct, senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. There is no sinking fund for the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-11 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015 (our "2015 10-K").

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to us (before expenses)(1)
Per note	99.865%	0.650%	99.215%
Total	$399,460,000	$2,600,000	$396,860,000

(1)
Plus accrued interest, if any, from July 5, 2016, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes on or about July 5, 2016, only in book-entry form through the facilities of The Depository Trust Company (the "DTC") for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, and Clearstream Banking S.A.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities
Deutsche Bank Securities

June 29, 2016.

Prospectus Supplement

Prospectus

        We have not, and the underwriters have not, authorized anyone to provide you with any additional information or any information that is different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may be used only where it is legal to sell these securities. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date on the cover of the respective document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. If the description of this offering of the notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

        You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, the additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement and any free writing prospectus provided in connection with this offering before deciding whether to invest in the notes offered by this prospectus supplement.

        You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

        The securities are being offered only for sale in jurisdictions where it is lawful to make such offers. Offers and sales of the securities in the European Union and the United Kingdom are subject to restrictions, the details of which are set out in the section entitled "Underwriting (Conflicts of Interest)." The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering and the offering of the securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting (Conflicts of Interest)."

        Unless otherwise noted or the context requires, all references in this prospectus supplement to:

  •
  "Consolidated Debt" means, on any date, an amount equal to the aggregate of all Indebtedness for Borrowed Money of ITC Holdings and its subsidiaries on such date, determined in accordance with generally accepted accounting principles in effect from time to time in the United States consistently applied on a consolidated basis, plus the redemption amount of all shares of ITC Holdings which are retractable or redeemable at the option of the holder on such date (and for certainty, Preferred Equity shall not be included in the calculation of Consolidated Debt);

  •
  "FERC" are references to the Federal Energy Regulatory Commission;

  •
  "FFO/Net Debt Ratio" means, as of the end of any fiscal quarter of Investment Holdings, the ratio of (i) cash flow from operations before changes in working capital and before changes in other short-term and long-term operating assets and liabilities (with respect to the twelve months preceding the end of such fiscal quarter) to (ii) Consolidated Debt less cash and cash equivalents and less cash-like current financial assets (as of the last day of such fiscal quarter);

S-ii

  •
  "Fortis" are references to Fortis Inc.;

  •
  "FortisUS" are references to FortisUS Inc., a subsidiary of Fortis;

  •
  "FPA" are references to the Federal Power Act;

  •
  "GIC" are references to GIC Private Limited, a sovereign wealth fund of the Government of Singapore;

  •
  "Indebtedness for Borrowed Money" means, in respect of any person and without duplication, (a) all obligations of such person for borrowed money or with respect to advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes, letters of credit or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all capital lease obligations of such person, (e) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances, letters of credit and letters of guarantee, and (f) all guarantees by such person of Indebtedness for Borrowed Money of others in each case determined in accordance with generally accepted accounting principles in effect from time to time in the United States consistently applied; provided, that, for greater certainty, trade payables do not constitute Indebtedness for Borrowed Money;

  •
  "Investment Holdings" are references to ITC Investment Holdings Inc., a subsidiary of FortisUS formed to complete the Merger;

  •
  "IP&L" are references to Interstate Power and Light Company, an Alliant Energy Corporation subsidiary;

  •
  "ITC Great Plains" are references to ITC Great Plains, LLC, a wholly-owned subsidiary of ITC Grid Development, LLC;

  •
  "ITC Grid Development" are references to ITC Grid Development, LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITC Holdings" are references to ITC Holdings Corp. and not to any of its subsidiaries;

  •
  "ITC Midwest" are references to ITC Midwest LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITCTransmission" are references to International Transmission Company, a wholly-owned subsidiary of ITC Holdings;

  •
  "Merger" are references to the proposed merger with Fortis, whereby ITC Holdings will merge with Merger Sub and subsequently become an indirect subsidiary of FortisUS;

  •
  "Merger Agreement" are references to the agreement and plan of merger, dated as of February 9, 2016, among Fortis, FortisUS, Merger Sub and ITC Holdings for the Merger;

  •
  "Merger Sub" are references to Element Acquisition Sub Inc., a subsidiary of Fortis;

  •
  "METC" are references to Michigan Electric Transmission Company, LLC, a wholly-owned subsidiary of MTH;

  •
  "minority investor" are references to Finn Investment Pte Ltd, a holding company that is an affiliate of GIC;

  •
  "MISO" are references to the Midcontinent Independent System Operator, Inc., a FERC-approved regional transmission organization which oversees the operation of the bulk power transmission system for a substantial portion of the Midwestern United States and Manitoba, Canada, and of which ITCTransmission, METC and ITC Midwest are members;

S-iii

  •
  "MISO Regulated Operating Subsidiaries" are references to ITCTransmission, METC and ITC Midwest together;

  •
  "MTH" are references to Michigan Transco Holdings, LLC, the sole member of METC and an indirect wholly-owned subsidiary of ITC Holdings;

  •
  "Preferred Equity" means, on any date, the amount of any convertible or exchangeable preferred shares of Investment Holdings which are convertible into equity of Investment Holdings and which are not retractable or redeemable for cash at the option of the holder on such date;

  •
  "Regulated Operating Subsidiaries" are references to ITCTransmission, METC, ITC Midwest and ITC Great Plains together;

  •
  "Shareholders' Agreement" are references to the shareholders' agreement expected to be entered into immediately following the closing of the Merger, by and among the minority investor, FortisUS, Investment Holdings and ITC Holdings;

  •
  "Subscription Agreement" are references to the subscription agreement, dated April 20, 2016, by and among Fortis, FortisUS, Investment Holdings, Merger Sub and the minority investor;

  •
  "$" are references to United States dollars; and

  •
  "We," "our" and "us" are references to ITC Holdings together with all of its subsidiaries.

S-iv

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those reports or proxy statements filed or furnished pursuant to section 13(a), 14 or 15(d) of the Exchange Act are available to the public through the Commission's Internet site at http://www.sec.gov and free of charge through our website at http://www.itc-holdings.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website, however, is not and should not be deemed a part of this prospectus supplement. You may also read and copy any document we file with the Commission at its public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed on the New York Stock Exchange (the "NYSE"). You may inspect reports and other information concerning us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

S-v

 FORWARD-LOOKING INFORMATION

        This prospectus supplement and the accompanying prospectus include and incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. We intend that those statements be covered by the safe harbors created under those laws. Forward-looking statements include statements concerning future business conditions, our plans and prospects, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, the outlook for our business and the electric transmission industry, expectations with respect to various legal and regulatory proceedings, the proposed Merger with Fortis and other information that is not historical information. When used in this prospectus supplement and the accompanying prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and "forecasts" or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will be achieved. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus supplement and the accompanying prospectus, and include, among others:

  •
  Certain elements of our Regulated Operating Subsidiaries' formula rates can be and have been challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Our actual capital investment may be lower than planned, which would cause a lower than anticipated rate base and would therefore result in lower revenues and earnings compared to our current expectations. In addition, we expect to invest in strategic development opportunities to improve the efficiency and reliability of the transmission grid, but we cannot provide assurance that we will be able to initiate or complete any of these investments. In addition, we expect to incur expenses related to the pursuit of development opportunities, which may be higher than forecasted.

  •
  The regulations to which we are subject may limit our ability to raise capital and/or pursue acquisitions, development opportunities or other transactions or may subject us to liabilities.

  •
  Changes in energy laws, regulations or policies could impact our business, financial condition, results of operations and cash flows.

  •
  If amounts billed for transmission service for our Regulated Operating Subsidiaries' transmission systems are lower than expected, or our actual revenue requirements are higher than expected, the timing of collection of our revenues would be delayed.

  •
  Each of our MISO Regulated Operating Subsidiaries depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

S-vi

  •
  A significant amount of the land on which our assets are located is subject to easements, mineral rights and other similar encumbrances. As a result, we must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact our ability to complete construction projects in a timely manner.

  •
  We contract with third parties to provide services for certain aspects of our business. If any of these agreements are terminated, we may face a shortage of labor or replacement contractors to provide the services formerly provided by these third parties.

  •
  Hazards associated with high-voltage electricity transmission may result in suspension of our operations or the imposition of civil or criminal penalties.

  •
  We are subject to environmental regulations and to laws that can give rise to substantial liabilities from environmental contamination.

  •
  We are subject to various regulatory requirements, including reliability standards; contract filing requirements; reporting, recordkeeping and accounting requirements; and transaction approval requirements. Violations of these requirements, whether intentional or unintentional, may result in penalties that, under some circumstances, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Acts of war, terrorist attacks, cyber attacks, natural disasters, severe weather and other catastrophic events may have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to pay principal or interest payments on our outstanding indebtedness and fulfill our other cash obligations.

  •
  We have a considerable amount of debt and our reliance on debt financing may limit our ability to fulfill our debt obligations and/or to obtain additional financing.

  •
  Certain provisions in our debt instruments limit our financial and operating flexibility.

  •
  Adverse changes in our credit ratings may negatively affect us.

  •
  Provisions in our Articles of Incorporation and bylaws, Michigan corporate law and our debt agreements may impede efforts by our shareholders to change the direction or management of our company.

  •
  Provisions in our Articles of Incorporation restrict market participants from voting or owning 5% or more of the outstanding shares of our capital stock.

  •
  Completion of the Merger is subject to various conditions which, if not satisfied, may cause the Merger not to be completed in a timely manner or at all.

  •
  We will continue to incur substantial transaction-related costs in connection with the Merger.

  •
  The announcement and pendency of the Merger could adversely affect our business, results of operations and financial condition.

  •
  While the Merger Agreement is in effect, we are subject to restrictions on our business activities.

  •
  If the Merger is completed, the combined company may not be able to successfully integrate our business with Fortis and therefore may not be able to realize the anticipated benefits of the Merger.

  •
  We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

S-vii

  •
  Other risk factors discussed herein and listed from time to time in our public filings with the Commission.

        Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus supplement and the accompanying prospectus will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

        Except as required by law, we undertake no obligation to publicly correct or update any of our forward-looking or other statements in this prospectus supplement and the accompanying prospectus, in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus, whether as a result of new information, future events, or otherwise.

S-viii

SUMMARY

        You should read the following summary together with the entire prospectus supplement and accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in this prospectus supplement and in the documents incorporated by reference and in the other documents that we subsequently file with the Commission.

 The Company

About ITC Holdings

        Our business consists primarily of the electric transmission operations of our Regulated Operating Subsidiaries. In 2002, ITC Holdings was incorporated in the State of Michigan for the purpose of acquiring ITCTransmission. ITCTransmission was originally formed in 2001 as a subsidiary of The Detroit Edison Company (currently known as DTE Electric Company), an electric utility subsidiary of DTE Energy Company, and was acquired in 2003 by ITC Holdings. METC was originally formed in 2001 as a subsidiary of Consumers Energy Company, an electric and gas utility subsidiary of CMS Energy Corporation, and was acquired in 2006 by ITC Holdings. ITC Midwest was formed in 2007 by ITC Holdings to acquire the transmission assets of Interstate Power and Light Company in December 2007. ITC Great Plains was formed in 2006 by ITC Holdings and became a FERC-jurisdictional entity in 2009. We own and operate high-voltage electricity transmission systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems.

        Our business strategy is to own, operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, reduce transmission constraints and allow new generating resources to interconnect to our transmission systems. We also are pursuing development projects not within our existing systems, which are also intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as enhance competitive wholesale electricity markets.

        As electric transmission utilities with rates regulated by the FERC, our Regulated Operating Subsidiaries earn revenues through tariff rates charged for the use of their electric transmission systems by our customers, which include investor-owned utilities, municipalities, cooperatives, power marketers and alternative energy suppliers. As independent transmission companies, our Regulated Operating Subsidiaries are subject to rate regulation only by the FERC. The rates charged by our Regulated Operating Subsidiaries are established using cost-based formula rate templates.

Recent Developments

  The Proposed Merger

        On February 9, 2016, Fortis, FortisUS, Merger Sub and ITC Holdings entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into ITC Holdings, as a result of which ITC Holdings will become a subsidiary of FortisUS. The transaction is valued by Fortis and ITC Holdings at approximately $11.3 billion. Under the current terms of the Merger, and assuming the Merger is consummated, our shareholders will receive $22.57 in cash and 0.7520 Fortis common shares for each share of common stock of ITC Holdings. The cash to be paid pursuant to the Merger Agreement will be funded in part by a minority investor pursuant to its minority investment in Investment Holdings that is described below, while the remaining cash is to be funded from the net proceeds of (i) the issuance of approximately $2.0 billion of Fortis debt and (ii) a combination of one or more offerings of equity securities, equity-linked securities, first preference shares, second preference shares and/or hybrid debt-equity securities to be completed by Fortis prior to the completion of the

Merger. Upon completion of the Merger, ITC Holdings' shareholders will hold approximately 27% of the common shares of Fortis. It is a condition to the consummation of the Merger that Fortis lists its common shares on the New York Stock Exchange. Fortis will continue to have its shares listed on the Toronto Stock Exchange.

        Following the Merger, it is intended that ITC Holdings will continue as a stand-alone transmission company, while benefiting from a broader platform that is expected to support its mission to modernize electrical infrastructure in the U.S. It is intended that, for a specified period of time, ITC Holdings and its subsidiaries will employ substantially the same number of employees as the number employed immediately prior to the execution of the Merger Agreement, and ITC Holdings will maintain its corporate headquarters in Novi, Michigan and the operating subsidiaries of ITC Holdings will maintain their respective regional headquarters. The Merger is intended to better position ITC Holdings to pursue its long-term strategy of investing in transmission opportunities to improve reliability, expand access to power markets and allow new generating resources to interconnect to transmission systems and lower the overall cost of delivered energy for customers.

        On April 20, 2016, FortisUS assigned its rights, interest, duties and obligations under the Merger Agreement to Investment Holdings, a subsidiary of FortisUS formed to complete the Merger. On the same date, Fortis entered into a definitive agreement with GIC, a sovereign wealth fund of the Government of Singapore, whereby GIC will acquire an indirect 19.9% equity interest in ITC Holdings (as well as a $199 million note to be issued by Investment Holdings) for aggregate consideration of $1.228 billion in cash immediately following consummation of the Merger. See "—The Minority Investment."

        On May 5, 2016, at the Fortis annual and special meeting of shareholders, the shareholders of Fortis approved the Merger and the issuance of up to 117 million Fortis common shares as partial consideration for the acquisition of ITC Holdings, and on June 22, 2016, the shareholders of ITC Holdings approved and adopted the Merger Agreement. The Merger Agreement contains representations and warranties customary for transactions of this type. ITC Holdings has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during this period. The closing of the Merger, expected to occur in late 2016, remains subject to the satisfaction of other customary closing conditions (including the accuracy of the other party's representations and warranties and the other party's compliance with its covenants and agreements contained in the Merger Agreement) and certain regulatory, state and federal approvals including, among others, those of the FERC under Section 203 of the FPA, the Committee on Foreign Investment in the U.S., the U.S. Federal Trade Commission, the U.S. Department of Justice and various state utilities regulators. Regulatory entities may impose conditions, divestitures, requirements, limitations, costs or restrictions as part of such regulatory, state and federal approvals. Such conditions, divestitures, requirements, limitations, costs or restrictions may reduce the benefits that may be achieved from the proposed Merger and limit the revenues of the combined company following the Merger. Many of these conditions are outside our control, and we cannot provide any assurance as to whether or when the Merger will be consummated or whether our shareholders will realize the anticipated benefits of the Merger. If the Merger does not receive timely regulatory approval or if an event occurs that delays or prevents the Merger, such delay or failure to complete the Merger may cause uncertainty and other negative consequences that may materially and adversely affect our business, financial position and results of operations. In addition, failure to complete the Merger may affect our relationship with employees, customers and other partners in the business community.

        Under the terms of the Merger Agreement, Fortis has agreed to (1) maintain ITC Holdings' existing Novi, Michigan headquarters as well as the regional headquarters of ITC Holdings' operating subsidiaries in the metropolitan area where they are located immediately prior to the effective time of the Merger, and for 10 years following the effective time of the Merger, (2) maintain ITC Holdings' current levels of charitable contributions and community support within the communities in which ITC Holdings and its subsidiaries operate at a level comparable in the aggregate to ITC Holdings' level of contributions and support on the date of the Merger Agreement and for a period of one year thereafter and (3) not implement certain initiatives that would result in ITC Holdings and its subsidiaries employing substantially fewer individuals in the aggregate than employed immediately prior to the effective time of the Merger.

        ITC Holdings has agreed, subject to certain exceptions, not to initiate, solicit, knowingly encourage or knowingly facilitate any inquiries with respect to or that could reasonably be expected to lead to, or the making, submission or announcement of, any acquisition proposal. Additionally, ITC Holdings may not participate or engage in any negotiations or discussions concerning, or furnish or provide access to its properties, books and records or any confidential information or data to, any person relating to an acquisition proposal, or any inquiry or proposal that could reasonably be expected to lead to any acquisition proposal nor can it approve, endorse or recommend, or propose to publicly approve, endorse or recommend, any acquisition proposal.

        The Merger Agreement contains certain termination rights. Subject to certain exceptions and limitations, ITC Holdings or Fortis may terminate the Merger Agreement if the Merger is not consummated by 5:00 p.m. Michigan time on February 9, 2017 (the "end date") and this failure was not primarily caused by any breach of the obligations under the Merger Agreement by the party seeking to terminate the Merger Agreement (the end date is subject to an extension to August 9, 2017 if the only closing conditions outstanding are the conditions relating to legal restraints or required regulatory approvals). The Merger Agreement provides that, in connection with the termination of the Merger Agreement by ITC Holdings or Fortis upon specified conditions, a termination fee of $245 million may be required to be paid by ITC Holdings or Fortis to the other, non-terminating party. If the Merger Agreement is terminated due to the failure to obtain regulatory approvals, a termination fee of $280 million will be payable by Fortis to ITC Holdings.

        For a discussion of various risks relating to the Merger, see "Item 1A Risk Factors—Risks Related to the Merger" of our 2015 10-K, which is incorporated herein by reference. For a further explanation of the Merger, see Note 20 to our consolidated financial statements and notes appearing in the 2015 10-K, and our current report on Form 8-K filed on February 11, 2016.

  The Minority Investment

        On April 20, 2016, Fortis, FortisUS, Investment Holdings and Merger Sub entered into the Subscription Agreement with the minority investor. Pursuant to the Subscription Agreement, the minority investor has agreed to purchase common stock of Investment Holdings for an aggregate cash purchase price of approximately $1,029 million, and notes issued by Investment Holdings for an aggregate cash purchase price of $199 million, in each case immediately prior to the effective time of the Merger. As a result of the minority investor's expected purchase of Investment Holdings' common stock, the minority investor will indirectly own 19.9% of the issued and outstanding common stock of, and economic interest in, ITC Holdings immediately following the Merger. Completion of the Merger is not conditioned on completion of the minority investment contemplated by the Subscription Agreement.

        The Subscription Agreement contains customary representations and warranties. Subject to specified limitations, the minority investor has agreed to cooperate and use its reasonable best efforts to assist FortisUS, Investment Holdings and Merger Sub to obtain all required regulatory consents and to make all regulatory filings required in connection with the Merger and the minority investment. The obligation of the minority investor to complete its investment in Investment Holdings is subject to the satisfaction or waiver of customary conditions, the satisfaction of conditions to the Merger and the receipt of required regulatory approvals without the imposition of burdensome conditions. Prior to the effective time of the Merger, Fortis has agreed not to cause Investment Holdings or ITC Holdings to undertake certain actions described in the Shareholders' Agreement and, in the case of actions that would customarily be discussed by a board of directors or require board approval, to consult with the minority investor prior to taking such actions or requesting that Investment Holdings or ITC Holdings take such actions. Fortis, FortisUS and Merger Sub cannot amend or waive provisions of the Merger Agreement in a manner that would be material and adverse to the minority investor. The parties to the Subscription Agreement are entitled to specifically enforce its terms.

        Immediately following the closing of the Merger, the minority investor, FortisUS, Investment Holdings and ITC Holdings will enter into the Shareholders' Agreement, substantially in the form attached as an annex to the Subscription Agreement. The Shareholders' Agreement will provide certain customary rights to the minority investor, including the right to appoint one director to the boards of Investment Holdings and ITC Holdings as long as it owns at least 9.95% (except in specified instances of dilution) of the outstanding common stock of Investment Holdings.

        Under the terms of the Shareholders' Agreement, the minority investor will have certain minority approval rights relating to Investment Holdings and ITC Holdings, subject to maintenance of certain ownership thresholds with respect to Investment Holdings, including with respect to (i) amendments to charter documents, (ii) changes in board size, (iii) issuances of equity, (iv) business combinations that would impact the minority investor differently than other shareholders, (v) insolvency, (vi) certain acquisitions of, investments in, or joint ventures relating to non-core assets, or certain material sales or dispositions of core assets, (vii) the incurrence of Indebtedness for Borrowed Money by (x) Investments Holdings, or (y) ITC Holdings or its subsidiaries, if, with respect to this clause (y) only, after giving pro forma effect to such incurrence and the application of the proceeds therefrom, the long-term unsecured indebtedness of ITC Holdings and its subsidiaries would reasonably be expected to be rated lower than BBB- by Standard & Poor's Ratings Services or Baa3 by Moody's Investors Service, Inc., (viii) taking any action that, after giving pro forma effect thereto, would reasonably be expected to result in a FFO/Net Debt Ratio of greater than 12.0%, unless taking such action is reasonably necessary to comply with the terms, conditions, covenants or obligations of any Indebtedness for Borrowed Money of ITC Holdings, (ix) limitations on corporate overhead costs paid by ITC Holdings to Fortis, and (x) expansion of the core business outside ITC Holdings' current regulatory jurisdictions. The Shareholders' Agreement also provides for a dividend policy, which can be amended only with the approval of all the independent directors of Investment Holdings.

  Rate of Return on Equity Complaints

        On November 12, 2013, the Association of Businesses Advocating Tariff Equity, Coalition of MISO Transmission Customers, Illinois Industrial Energy Consumers, Indiana Industrial Energy Consumers, Inc., Minnesota Large Industrial Group and Wisconsin Industrial Energy Group (collectively, the "Complainants") filed a complaint with the FERC under Section 206 of the FPA (the "Initial Complaint"), requesting that the FERC find the current 12.38% MISO regional base return on equity ("ROE") for all MISO Transmission Owners ("TOs"), including ITCTransmission, METC and ITC Midwest, to no longer be just and reasonable. The Complainants sought a FERC order reducing the base ROE used in our MISO Regulated Operating Subsidiaries' formula transmission rates to 9.15%. The Complainants also alleged that the rates of any MISO TO using a capital structure with greater than 50% for the equity component are likewise not just and reasonable (our MISO Regulated Operating Subsidiaries use their actual capital structures, which target 60% equity, as FERC had previously authorized). The Initial Complaint also alleged the ROE adders currently approved for certain ITC Holdings operating companies, including an adder currently charged by ITCTransmission for being a member of a Regional Transmission Organization ("RTO") and adders charged by

ITCTransmission and METC for being independent TOs, are no longer just and reasonable, and sought to have them eliminated.

        On June 19, 2014, in a separate Section 206 complaint against the regional base ROE rate for ISO New England TOs, FERC adopted a new methodology for establishing base ROE rates for electric transmission utilities. The new methodology is based on a two-step discounted cash flow ("DCF") analysis that uses both short-term and long-term growth projections in calculating ROE rates for a proxy group of electric utilities. The previous methodology used only short-term growth projections. FERC also reiterated that it can apply discretion in determining how ROE rates are established within a zone of reasonableness and reiterated its policy for limiting the overall ROE rate for any company, including the base and all applicable adders, at the high end of the zone of reasonableness set by the two-step DCF methodology. The new method presented in the ISO New England ROE case will be used in resolving the MISO ROE case.

        On October 16, 2014, FERC granted the Complainants' request in part by setting the base ROE for hearing and settlement procedures, while denying all other aspects of the Initial Complaint. FERC found that the Complainants failed to show that the use of actual or FERC-approved capital structures that include more than 50% equity is unjust and unreasonable. FERC also denied the request to terminate ITCTransmission's and METC's ROE incentives. The order reiterated that any TO's total ROE rate is limited by the top end of a zone of reasonableness and the TO's ability to implement the full amount of previously granted ROE adders may be affected by the outcome of the hearing. FERC set the refund effective date for the Initial Complaint as November 12, 2013.

        During the fourth quarter of 2014, the MISO TOs engaged in the ordered FERC settlement procedures with the Complainants, but were not able to reach resolution. On January 5, 2015, the Chief Judge of FERC issued an order which terminated settlement procedures and initiated the hearing process. On December 22, 2015, the presiding administrative law judge issued an initial decision on the Initial Complaint, which recommended a base ROE of 10.32% for the period of November 12, 2013 through February 11, 2015 (the "Initial Refund Period"), with a maximum ROE of 11.35%. The initial decision is a non-binding recommendation to FERC on the Initial Complaint, and exceptions to the initial decision have been filed by the MISO TOs and the Complainants. In resolving the Initial Complaint, we expect FERC to establish a new base ROE and zone of reasonable returns that will be used to determine any potential refund liability for the Initial Refund Period. The new base ROE as well as any ROE adders, subject to the limitations of the top end of any zone of reasonableness that is established, are expected to be used to calculate the refund liability for the Initial Refund Period. We anticipate a FERC order on the Initial Complaint by the end of 2016.

        On February 12, 2015, an additional complaint was filed with the FERC under Section 206 of the FPA (the "Second Complaint") by Arkansas Electric Cooperative Corporation, Mississippi Delta Energy Agency, Clarksdale Public Utilities Commission, Public Service Commission of Yazoo City and Hoosier Energy Rural Electric Cooperative, Inc., seeking a FERC order to reduce the base ROE used in the formula transmission rates of our MISO Regulated Operating Subsidiaries to 8.67%, with an effective date of February 12, 2015. On March 11, 2015, the MISO TOs filed an answer to the Second Complaint with the FERC supporting the current base ROE as just and reasonable. On June 18, 2015, FERC accepted the Second Complaint and set it for hearing and settlement procedures. FERC also set the refund effective date for the Second Complaint as February 12, 2015.

        On October 20, 2015, the MISO TOs filed expert witness testimony in the Second Complaint proceeding supporting the existing base ROE as just and reasonable. However, in the event that FERC elects to change the base ROE, the testimony included a recommendation of 10.75% base ROE for the period from February 12, 2015 through May 11, 2016 (the "Second Refund Period"). Updated data to be considered in establishing any new base ROE was filed by the parties to the Second Complaint in January 2016, including a recommendation in the updated MISO TO expert witness testimony to use a

10.96% base ROE. In resolving the Second Complaint, we expect FERC to establish a new base ROE and zone of reasonable returns that will be used, along with any adders, to calculate the refund liability for the Second Refund Period. The initial decision on the Second Complaint is expected by June 30, 2016, with the related FERC order anticipated in 2017.

        We believe it is probable that refunds will be required for these matters and as of March 31, 2016, the estimated range of refunds on a pre-tax basis is expected to be from $186.9 million to $242.3 million for the period from November 12, 2013 through March 31, 2016. As of March 31, 2016 and December 31, 2015, our MISO Regulated Operating Subsidiaries had recorded an aggregate estimated regulatory liability of $186.9 million and $168.0 million, respectively, representing the low end of the range of potential refunds as of those dates, as there is no best estimate within the range of refunds. The recognition of this estimated liability resulted in a reduction in revenues of $17.5 million and $7.5 million and an increase in interest expense of $1.4 million and $0.4 million for the three months ended March 31, 2016 and 2015, respectively. This resulted in an estimated after-tax reduction to net income of $11.5 million and $4.8 million for the three months ended March 31, 2016 and 2015, respectively.

        Based on the estimated range of refunds identified above, we believe that it is reasonably possible that these matters could result in an additional estimated pre-tax refund of up to $55.4 million (or a $34.0 million estimated after-tax reduction of net income) in excess of the amount recorded as of March 31, 2016. It is also possible the outcome of these matters could differ from the estimated range of losses and materially affect our consolidated results of operations due to the uncertainty of the calculation of an authorized base ROE along with the zone of reasonableness under the newly adopted two-step DCF methodology, which is subject to significant discretion by the FERC. As of March 31, 2016, our MISO Regulated Operating Subsidiaries had a total of approximately $3.0 billion of equity in their collective capital structures for ratemaking purposes. Based on this level of aggregate equity, we estimate that each 10 basis point reduction in the authorized ROE would reduce annual consolidated net income by approximately $3.0 million.

        In a separate but related matter, in November 2014, METC, ITC Midwest and other MISO TOs filed a request with FERC, under FPA Section 205, for authority to include a 50 basis point incentive adder for RTO participation in each of the TOs' formula rates. On January 5, 2015, FERC approved the use of this incentive adder, effective January 6, 2015. Additionally, ITC Midwest filed a request with FERC, under FPA Section 205, in January 2015 for authority to include a 100 basis point incentive adder for independent transmission ownership, which is currently authorized for ITCTransmission and METC. On March 31, 2015, FERC approved the use of a 50 basis point incentive adder for independence, effective April 1, 2015. On April 30, 2015, ITC Midwest filed a request with FERC for rehearing on the approved incentive adder for independence and this request was subsequently denied by FERC on January 6, 2016. An appeal of FERC's decision has been filed. The RTO participation incentive adder will be applied to METC's and ITC Midwest's base ROEs and the independence incentive adder will be applied to ITC Midwest's base ROE in establishing their total authorized ROE rates, subject to the limitations of the top end of any zone of reasonableness that is established. Collection of these recently approved incentive adders is being deferred, pending the outcome of the ROE complaints.

  Challenges Regarding Bonus Depreciation

        On December 18, 2015, IP&L filed a formal challenge (the "IP&L challenge") with the FERC against ITC Midwest on certain inputs to ITC Midwest's formula rates. The IP&L challenge alleged that ITC Midwest has unreasonably and imprudently opted out of using bonus depreciation in the calculation of its federal income tax expense and thereby unduly increased the transmission charges for transmission service to customers. On March 11, 2016, the FERC granted the IP&L challenge in part by requiring ITC Midwest to recalculate its revenue requirements, effective January 1, 2015, to simulate the election of bonus depreciation for 2015. FERC denied IP&L's request that ITC Midwest be required to elect bonus depreciation in any past or future years; however, stakeholders will be able to challenge any decision by ITC Midwest not to take bonus depreciation in future years. On June 8, 2016, FERC denied ITC Midwest's request for rehearing of the March 11, 2016 order. On April 15, 2016, Consumers Energy Company filed a formal challenge, or in the alternative, a complaint under Section 206 of the FPA, with the FERC against METC also relating to METC's historical practice of opting out of using bonus depreciation.

        Our condensed consolidated financial statements in our quarterly report on Form 10-Q for the quarter ended March 31, 2016 (our "2016 10-Q"), which are incorporated herein by reference, reflect the election of bonus depreciation for tax years 2015 and 2016 for our Regulated Operating Subsidiaries. Additionally, as required by the March 11, 2016 FERC order, we have simulated the election of bonus depreciation for ITC Midwest's 2015 revenue requirement and included the impact of the corresponding refund obligation in our condensed consolidated financial statements in our 2016 10-Q. The total impact from reflecting the election of bonus depreciation as described above was lower revenues and net income of approximately $5.4 million and $3.2 million, respectively, for the three months ended March 31, 2016, as compared to the same period if bonus depreciation was not reflected. These matters also resulted in additional deferred income tax liabilities of approximately $138.7 million and a corresponding income tax receivable as of March 31, 2016. We are unable to predict the final outcome of this matter; however, the election of bonus depreciation will result in higher cash flows in the year of the election and reduce our rate base and therefore our revenues and net income over the tax lives of the eligible assets.

        For a further discussion of the risks related to these matters, see "Item 1A Risk Factors—Risks Related to Our Business—Certain elements of our Regulated Operating Subsidiaries' formula rates can be and have been challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows" in our 2015 10-K, which is incorporated herein by reference.

Corporate Information

        Our principal executive offices are located at 27175 Energy Way, Novi, Michigan 48377 and our telephone number at that address is (248) 946-3000. ITC Holdings' website is located at www.itc-holdings.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

Risk Factors

        Investing in the notes involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page S-11 of this prospectus supplement, as well as the other risks described under "Risk Factors" in Item 1A of our 2015 10-K, along with any disclosure related to risk factors in our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes. See "Where You Can Find More Information" and "Information Incorporated by Reference."

 The Offering

Issuer	ITC Holdings Corp.
Securities Offered	$400.0 million aggregate principal amount of 3.25% senior notes due June 30, 2026.
Interest Rate	The notes will bear interest at a rate of 3.25% per annum.
Interest Payment Dates	On June 30 and December 30 of each year, beginning on December 30, 2016.
Ranking

The notes are our direct, senior unsecured obligations and on an adjusted basis for the issuance of the notes in this offering and the use of proceeds therefrom, will rank equally in right of payment with all of ITC Holdings' existing and future senior unsecured indebtedness, including approximately $1,924.7 million aggregate principal amount of ITC Holdings' senior notes, amounts outstanding from time to time under ITC Holdings' $400.0 million revolving credit facility entered into in 2014 and amounts outstanding under ITC Holdings' commercial paper program dated June 8, 2015.

The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and:
• $585.0 million aggregate principal amount of first mortgage bonds of ITCTransmission, and amounts outstanding from time to time under the $100.0 million ITCTransmission revolving credit facility;

•

$475.0 million aggregate principal amount of senior secured notes of METC (which includes the $200.0 million of 3.90% Senior Secured Notes issued by METC on April 26, 2016) and amounts outstanding from time to time under the $100.0 million METC revolving credit facility;

• $750.0 million aggregate principal amount of first mortgage bonds of ITC Midwest, and amounts outstanding from time to time under the $250.0 million ITC Midwest revolving credit facility; and
• $150.0 million aggregate principal amount of first mortgage bonds of ITC Great Plains and amounts outstanding from time to time under the $150.0 million ITC Great Plains revolving credit facility.

As of March 31, 2016, the amount outstanding under ITC Holdings' $400.0 million revolving credit facility was $7.0 million, and the aggregate amount outstanding under our subsidiaries' revolving credit facilities was $225.8 million.

See "Description of the Notes—Ranking."

For more information, see Note 8 to the consolidated financial statements in our 2015 10-K and Note 5 to the condensed consolidated financial statements in our 2016 10-Q, which are incorporated herein by reference.

Optional Redemption	We may redeem the notes at our option, in whole at any time or in part from time to time, at the redemption prices described under "Description of the Notes—Optional Redemption."
Certain Covenants

The terms of the Indenture restrict our ability to, among other things, create liens, engage in sale and lease-back transactions, engage in consolidations or mergers or sell substantially all of our assets. These restrictions are subject to a number of important qualifications and exceptions which are described under "Description of the Notes."

Events of Default

If an event of default occurs, the principal amount of the notes then outstanding, together with any accrued interest, may be declared immediately due and payable, except that upon the occurrence of certain bankruptcy related events of default, such principal and interest will become immediately payable without any such declaration. See "Description of the Notes."

Form and Denomination

The notes will be represented by one or more global notes issued in fully registered form that, when issued, will be registered in the name of Cede & Co., as registered owner and as nominee for DTC. Purchases and transfers of beneficial interests in the global notes will be made in book-entry form. Purchases of notes or beneficial interests in those notes may be made in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds

We estimate that our net proceeds from this offering, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $395.8 million.

The net proceeds will be used to repay indebtedness outstanding under ITC Holdings' Term Loan Credit Agreement, dated as of December 20, 2013 (the "2013 Term Loan Credit Agreement") due on September 30, 2016, with the remainder to repay indebtedness outstanding under its commercial paper program dated June 8, 2015. See "Use of Proceeds" in this prospectus supplement.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association.
Governing Law	The notes and documents related to the issuance of the notes will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors

See "Risk Factors" beginning on page S-11 and other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in the notes.

Conflicts of Interest

Affiliates of each of the underwriters are lenders under ITC Holdings' 2013 Term Loan Credit Agreement, and will receive their pro rata share of the net proceeds of this offering used to repay borrowings under such 2013 Term Loan Credit Agreement. In addition, one or more of the underwriters or their affiliates may be holders of ITC Holdings' outstanding commercial paper and may receive net proceeds from this offering in connection with the repayment of such commercial paper. Accordingly, such underwriters or their affiliates will receive more than 5% of the net proceeds of this offering, and therefore this offering will be conducted in accordance with FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

RISK FACTORS

        An investment in the notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth under the caption "Risk Factors" in our 2015 10-K, as the same may be updated from time to time by our future filings under the Exchange Act, before investing in the notes. For more information, see the section entitled "Information Incorporated by Reference" in this prospectus supplement.

Risks Relating to Our Capital Structure, Financial Leverage, the Notes and this Offering

ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to meet our obligations under the notes and fulfill our other cash obligations.

        As a holding company with no business operations, ITC Holdings' material assets consist primarily of the stock and membership interests in our Regulated Operating Subsidiaries and our other subsidiaries. Our only sources of cash to meet our obligations under the notes are dividends and other payments received by us from time to time from our Regulated Operating Subsidiaries and our other subsidiaries, the proceeds raised from the sale of our debt and equity securities and borrowings under our various credit agreements. Each of our Regulated Operating Subsidiaries and our other subsidiaries, however, is legally distinct from us and has no obligation, contingent or otherwise, to make funds available to us to make payments on the notes or otherwise. The ability of each of our Regulated Operating Subsidiaries and our other subsidiaries to pay dividends and make other payments to us is subject to, among other things, the availability of funds, after taking into account capital expenditure requirements, the terms of its indebtedness, applicable state laws and regulations of the FERC and the FPA. Our Regulated Operating Subsidiaries target a FERC-approved capital structure of 60% equity and 40% debt that may limit the ability of our Regulated Operating Subsidiaries to use net assets for the payment of dividends to ITC Holdings.

We have a considerable amount of debt and our reliance on debt financing may limit our ability to fulfill our obligations under the notes or other debt obligations and/or to obtain additional financing.

        We have a considerable amount of debt. As of March 31, 2016, we had approximately $4,555.0 million of consolidated indebtedness on an actual basis, or $4,559.2 million of consolidated indebtedness as adjusted for the issuance of notes in this offering (not adjusting for any deferred financing fees and debt discount in connection with the issuance of notes in this offering) and the use of net proceeds therefrom. On an actual basis, as of March 31, 2016, we had a total of $232.8 million in consolidated revolving credit agreement indebtedness outstanding (with unused commitments of $767.2 million), $307.0 million in commercial paper indebtedness outstanding (with unused capacity of $93.0 million), $361.0 million in consolidated term loan indebtedness outstanding and $3,654.4 million of consolidated indebtedness under our various debt securities.

        Our capital structure can have several important consequences, including, but not limited to, the following:

  •
  If future cash flows are insufficient, we may not be able to make principal or interest payments on our debt obligations, which could result in the occurrence of an event of default under one or more of those debt instruments, including the notes offered hereby.

  •
  We may need to increase our indebtedness in order to make the capital expenditures and other expenses or investments planned by us.

  •
  Our indebtedness has the general effect of reducing our flexibility to react to changing business and economic conditions insofar as they affect our financial condition. A substantial portion of the dividends and payments in lieu of taxes we receive from our Regulated Operating Subsidiaries will be dedicated to the payment of interest on our indebtedness, thereby reducing our available cash.

  •
  In the event that we are liquidated, the creditors of our subsidiaries will be entitled to payment in full prior to the holders of the notes.

  •
  We currently have debt instruments outstanding with relatively short remaining maturities. Our ability to secure additional financing prior to or after these facilities mature, if needed, may be substantially restricted by the existing level of our indebtedness and the restrictions contained in our debt instruments. Additionally, the interest rates at which we might secure additional financings may be higher than our currently outstanding debt instruments or higher than forecasted at any point in time, which could adversely affect our business, financial condition, results of operations and cash flows.

  •
  Market conditions could affect our access to capital markets, restrict our ability to secure financing to make the capital expenditures and investments and pay other expenses planned by us which could adversely affect our business, financial condition, cash flows and results of operations.

        ITC Holdings and its subsidiaries may incur substantial indebtedness or issue guarantees in the future. The incurrence of additional indebtedness or issuance of guarantees would increase the leverage-related risks described in this prospectus supplement and the accompanying prospectus.

Because ITC Holdings is the sole obligor of the notes, and its subsidiaries will not guarantee ITC Holdings' obligations under the notes, the notes will be structurally subordinated to the debt and other liabilities of our subsidiaries and the assets of those subsidiaries may not be available to make payments on the notes.

        ITC Holdings has no operations of its own and its material cash inflows are only from dividends and other payments received from time to time from its Regulated Operating Subsidiaries or other subsidiaries. None of our subsidiaries will guarantee ITC Holdings' obligations under the notes. The notes are structurally subordinated to all of the debt and other liabilities of ITC Holdings' subsidiaries. As of March 31, 2016, ITC Holdings' subsidiaries had an aggregate of $2,169.4 million in debt outstanding, $1,743.6 million of which was secured by their respective assets. All of ITC Holdings' subsidiaries may incur additional debt in the future and the notes have no limitations on their ability to do so. In the event that any of ITC Holdings' subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, holders of that subsidiary's debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to ITC Holdings. Consequently, the claims of holders of the notes will be effectively subordinated to all of the debt and other liabilities of ITC Holdings' subsidiaries, including trade payables.

The notes are not secured by our assets; consequently any future secured creditors will be entitled to remedies which would give them priority over the holders of the notes to collect amounts due to them.

        In addition to being structurally subordinated to the existing and future debt of ITC Holdings' subsidiaries, the notes will not be secured by any of our assets, which consist in material part of the capital stock of ITCTransmission, the direct ownership interest in ITC Midwest, the indirect ownership interests in METC and ITC Great Plains, deferred tax assets and cash. Because the notes are our unsecured obligations, the right of repayment of the holders of the notes may be compromised relative to any future secured creditors if we enter into bankruptcy, liquidation, reorganization or other winding up proceedings or if an event of default occurs under any such future secured debt.

Certain provisions in our debt instruments limit our financial and operating flexibility.

        Debt instruments on a consolidated basis, including senior notes, secured notes, first mortgage bonds and revolving and term loan credit agreements, contain numerous financial and operating covenants that place significant restrictions on, among other things, our ability to:

  •
  incur additional indebtedness;

  •
  engage in sale and lease-back transactions;

  •
  create liens or other encumbrances;

  •
  enter into mergers, consolidations, liquidations or dissolutions, or sell or otherwise dispose of all or substantially all of our assets;

  •
  create and acquire subsidiaries; and

  •
  pay dividends or make distributions on our stock or on the stock or member capital of our subsidiaries.

        Our debt instruments also require us to meet certain financial ratios, such as maintaining certain debt to capitalization ratios. Our ability to comply with these and other requirements and restrictions may be affected by changes in economic or business conditions, results of operations or other events beyond our control. A failure to comply with the obligations contained in any of our debt instruments could result in acceleration of related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

Adverse changes in our credit ratings may negatively affect us.

        Our ability to access capital markets is important to our ability to operate our business. Increased scrutiny of the energy industry and the impact of regulation, as well as changes in our financial performance and unfavorable conditions in the capital markets could result in credit agencies reexamining our credit ratings. A downgrade in our credit ratings could restrict or discontinue our ability to access capital markets at attractive rates and increase our borrowing costs. A rating downgrade could also increase the interest we pay under our revolving and term loan credit agreements.

There is no public trading market for the notes and transferability of the notes is limited.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the notes as permitted by applicable laws and regulations, but they are not obligated to do so and may discontinue any such market-making at any time without notice. We can give no assurance as to the liquidity of any market that may develop for the notes, the ability of investors to sell the notes or the price at which investors would be able to sell their notes.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

		Year Ended December 31,
	For the three months ended March 31, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.96	2.79	3.03	2.95	2.78	2.73

        Our ratios of earnings to fixed charges were computed based on:

  •
  "earnings," which consist of net income before income taxes and fixed charges, excluding capitalized interest; and

  •
  "fixed charges," which consist of interest expense, including capitalized interest.

 USE OF PROCEEDS

        The net proceeds from the sale of the notes are estimated to be approximately $395,810,000, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

        The net proceeds will be used to repay indebtedness outstanding under ITC Holdings' 2013 Term Loan Credit Agreement, with the remainder to repay indebtedness outstanding under its commercial paper program dated June 8, 2015. The proceeds from the original issuance of the commercial paper were used for general corporate purposes, including the repayment of borrowings under ITC Holdings' revolving credit facility entered into in 2014. Loans under the 2013 Term Loan Credit Agreement bear interest at a rate equal to, at ITC Holdings' option, LIBOR plus an applicable margin of 112.5 bps or at a base rate, which is defined as the higher of the administrative agent's publicly announced prime rate, 0.5% above the federal funds rate and 1% above LIBOR for a one month interest period on such day, plus an applicable margin of 0.00%, in each case subject to adjustments based on ITC Holdings' rating. The maturity date of the 2013 Term Loan Credit Agreement is September 30, 2016. As of May 31, 2016, ITC Holdings had $161.0 million and $297.0 million of outstanding indebtedness under its 2013 Term Loan Credit Agreement and commercial paper program, respectively.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2016 on an actual basis and on an as adjusted basis to give effect to the offering of the notes and the use of proceeds therefrom. The information set forth below is only a summary and should be read in conjunction with our condensed consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2016
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$8,221	$8,221
Indebtedness:
Notes offered hereby(1)	—	400,000
Other long-term indebtedness(2)	3,947,954	3,947,954
Debt maturing within one year(3)	607,058	211,248
Total indebtedness(4)	4,555,012	4,559,202
Stockholders' equity:
Common stock	835,513	835,513
Retained earnings	911,198	911,198
Accumulated other comprehensive income	2,103	2,103
Total equity	1,748,814	1,748,814
Total capitalization	$6,303,826	$6,308,016

(1)
As adjusted amount represents the aggregate principal of the notes in this offering and has not been adjusted for any related deferred financing fees and debt discount.

(2)
Amount does not reflect debt that certain of our subsidiaries have incurred or repaid after March 31, 2016. On April 26, 2016, METC issued $200.0 million of 3.90% Senior Secured Notes, due April 26, 2046. On April 29, 2016, METC repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under its Term Loan Credit Agreement, dated as of December 8, 2015, among METC, the various financial institutions and other persons from time to time parties thereto, as the lenders, and Barclays Bank PLC, as the administrative agent. We intend to finance the repayment of ITC Holdings' 5.875% Senior Notes due September 30, 2016 with the incurrence of additional indebtedness under our revolving credit facilities or ITC Holdings' commercial paper program dated June 8, 2015.

(3)
As adjusted amount includes the use of the estimated $395.8 million in net proceeds from the issuance of the notes in this offering to repay the indebtedness outstanding under ITC Holdings' 2013 Term Loan Credit Agreement and ITC Holdings' commercial paper program as described under the "Use of Proceeds" in this prospectus supplement.

(4)
Our total indebtedness as of March 31, 2016 includes amounts outstanding under our revolving credit facilities of $232.8 million and amounts outstanding under our commercial paper program of $307.0 million. The total available capacity under our revolving credit facilities is $1.0 billion and the total unused capacity was $767.2 million as of March 31, 2016. While outstanding commercial paper does not reduce available capacity under our revolving credit facilities, the total unused capacity under our facilities adjusted for the commercial paper outstanding was $460.2 million as of March 31, 2016. As of May 31, 2016, we had outstanding borrowings under our revolving credit facilities of $257.7 million and available borrowing capacity under these facilities of $742.3 million, and outstanding amounts under our commercial paper program of $297.0 million. The total unused capacity under our revolving credit facilities adjusted for the commercial paper outstanding was $445.3 million as of May 31, 2016.

DESCRIPTION OF THE NOTES

        The following is a description of the particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under "Description of Our Debt Securities." To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by reference to the provisions of the base indenture, between us and Wells Fargo Bank, National Association, as indenture trustee, which we refer to as the indenture, including a supplemental indenture or an officers' certificate pursuant to that indenture for the notes. A form of the base indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined in this prospectus supplement or in the accompanying prospectus have the meanings given to them in the indenture and the Trust Indenture Act of 1939, as amended.

Certain Terms of the Notes

        We are offering $400,000,000 principal amount of the 3.25% notes due June 30, 2026. Unless an earlier redemption has occurred, the entire principal amount of notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on June 30, 2026. The notes will bear interest at the rate of 3.25% per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on June 30 and December 30 of each year, beginning on December 30, 2016, to the persons in whose names the notes are registered at the close of business on the preceding June 15 and December 15, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

General

        We may from time to time, without the consent of existing holders of the notes, create and issue an additional principal amount of the notes having the same terms and conditions and the same CUSIP number as the notes, in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the notes being offered hereby. The indenture does not require that we issue additional notes under the indenture. We will be free to employ other indentures, supplemental indentures or other documentation containing provisions different from those included in the indenture in connection with future issues of other notes.

        In some circumstances, we may elect to discharge our obligations under the notes through full defeasance or covenant defeasance. See "—Discharge; Defeasance" below for more information.

        We will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

Denominations

        The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Ranking

        The notes will be our direct, senior unsecured obligations and on an adjusted basis for the issuance of the notes in this offering and the use of proceeds therefrom, will rank without preference or priority among themselves and pari passu with all of our existing and future senior unsecured indebtedness, including $139.3 million aggregate principal amount of our 5.875% Senior Notes due September 30, 2016, $50.0 million aggregate principal amount of our 6.23% Senior Notes, Series B, due September 20, 2017, $385.0 million aggregate principal amount of our 6.05% Senior Notes due January 31, 2018, $200.0 million aggregate principal amount of our 5.50% Senior Notes due January 15, 2020, $250.0 million aggregate principal amount of our 4.05% Senior Notes due July 1, 2023, $400.0 million aggregate principal amount of our 3.65% Senior Notes due June 15, 2024, $200.3 million aggregate principal amount of our 6.375% Senior Notes due September 30, 2036, $300.0 million aggregate principal amount of our 5.30% Senior Notes due July 1, 2043, and amounts outstanding under our $400.0 million Revolving Credit Agreement, dated as of March 28, 2014, as well as any of our commercial paper outstanding from time to time issued under our commercial paper program dated June 8, 2015. Because none of our subsidiaries is guaranteeing the notes, the notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and (i) ITCTransmission's $100.0 million aggregate principal amount of 6.125% First Mortgage Bonds, Series C, due March 31, 2036, $100.0 million aggregate principal amount of 5.75% First Mortgage Bonds, Series D, due April 1, 2018, $285.0 million aggregate principal amount of 4.625% First Mortgage Bonds, Series E, due August 15, 2043, $100.0 million aggregate principal amount of 4.27% First Mortgage Bonds, Series F, due June 10, 2044, and amounts outstanding under its $100.0 million Revolving Credit Agreement, dated as of March 28, 2014; (ii) METC's $50.0 million aggregate principal amount of 5.64% Senior Secured Notes due May 6, 2040, $75.0 million aggregate principal amount of 3.98% Senior Secured Notes due October 26, 2042, $150.0 million aggregate principal amount of 4.19% Senior Secured Notes due December 15, 2044, $200.0 million aggregate principal amount of 3.90% Senior Secured Notes due April 26, 2046, and amounts outstanding under its $100.0 million Revolving Credit Agreement, dated as of March 28, 2014; (iii) ITC Midwest's $175.0 million aggregate principal amount of 6.15% First Mortgage Bonds, Series A, due January 31, 2038, $40.0 million aggregate principal amount of 7.12% First Mortgage Bonds, Series B, due December 22, 2017, $35.0 million aggregate principal amount of 7.27% First Mortgage Bonds, Series C, due December 22, 2020, $75.0 million aggregate principal amount of 4.60% First Mortgage Bonds, Series D, due December 17, 2024, $100.0 million aggregate principal amount of 3.50% First Mortgage Bonds, Series E, due January 19, 2027, $100.0 million aggregate principal amount of 4.09% First Mortgage Bonds, Series F, due April 30, 2043, $225.0 million aggregate principal amount of 3.83% First Mortgage Bonds, Series G, due April 7, 2055, and amounts outstanding under its $250.0 million Revolving Credit Agreement, dated as of March 28, 2014; and (iv) ITC Great Plains' $150.0 million aggregate principal amount of 4.16% First Mortgage Bonds, Series A, due November 26, 2044, and amounts outstanding under its $150.0 million Revolving Credit Agreement, dated as of March 28, 2014.

Optional Redemption

        We may redeem the notes at our option, in whole at any time or in part from time to time prior to March 30, 2026, by paying the Make-Whole Price. The "Make-Whole Price" is an amount equal to the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 30 basis points plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. Commencing on the Par Call Date, the notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In each of the foregoing cases, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to the relevant redemption date will be payable to the holders of such notes, registered as such at the close of business on the relevant record date according to the terms and provisions of the indenture. The Trustee shall have no responsibility or obligation to calculate the Make-Whole Price.

          "Adjusted Treasury Rate" means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such notes (assuming, for this purpose, that the notes mature on the Par Call Date), or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of such notes (assuming, for this purpose, that the notes mature on the Par Call Date).

          "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us to act as the "Independent Investment Banker."

          "Par Call Date" means March 30, 2026 (the date that is three months prior to the maturity date of the notes).

          "Reference Treasury Dealer" means each of (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., and their respective successors and (ii) one Primary Treasury Dealer to be selected by the Company; provided, however, that if any of the foregoing is not a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the

  Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such redemption date.

        If less than all of the notes are to be redeemed, the Trustee will select the notes to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC's applicable procedures. The Trustee may select for redemption notes and portions of notes in amounts of $2,000 or any integral multiple of $l,000 in excess thereof. In the event of a partial redemption of the notes, we will issue new notes for the unredeemed portion in the name of each holder of the partially redeemed notes.

        We will send each holder of notes to be redeemed notice of the redemption by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date.

        Unless we default in payment of the redemption price, the portion of notes called for redemption will no longer accrue interest on and after the redemption date.

Global Securities; Book-Entry Notes

        We expect the notes will be issued in the form of global securities held by DTC and its participants, including Euroclear and Clearstream as described under "Description of Our Debt Securities—Book-Entry Securities" in the accompanying prospectus.

Certain Covenants

        The covenants contained in the indenture described under the caption "Description of Our Debt Securities—Certain Covenants" in the accompanying prospectus will apply to the notes.

Discharge; Defeasance

        The discharge and defeasance provisions of the indenture described under the caption "Description of Our Debt Securities—Discharge; Defeasance" in the accompanying prospectus will apply to the notes.

Sinking Fund

        There will not be a sinking fund for the notes.

Governing Law

        The indenture provides that New York law shall govern any action regarding the notes brought pursuant to the indenture.

CERTAIN UNITED STATES FEDERAL INCOME AND
ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets by a non-U.S. holder (as defined below) who acquires the notes upon original issuance at their initial offering price.

        A "non-U.S. holder" means a beneficial owner of the notes (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company" or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

  United States Federal Withholding Tax

        Subject to the discussion of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the notes under the "portfolio interest rule," provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an applicable Internal Revenue Service ("IRS") Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

  •
  IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "—United States Federal Income Tax").

        The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a note.

  United States Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in "—United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

        Subject to the discussion of backup withholding and FATCA below, any gain realized on the sale, exchange, retirement or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

  United States Federal Estate Tax

        If you are an individual and are not a United States citizen or a resident of the United States (as specifically defined for United States federal estate tax purposes), your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "—United States Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

  Information Reporting and Backup Withholding

        Generally, information reporting will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the statement described above in the fifth bullet point under "—United States Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of notes made within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

  Additional Withholding Requirements

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any interest income paid on the notes and, for a disposition of a note occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—United States Federal Withholding Tax," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which ITC Holdings or the underwriters is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction.

Furthermore, newly issued class exemptions, such as the "Best Interest Contract Exemption," once they become effective, may provide relief for certain transactions involving certain investment advisers who are fiduciaries. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite their names below:

Underwriters	Principal amount of notes
J.P. Morgan Securities LLC	$120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	120,000,000
Wells Fargo Securities, LLC	120,000,000
Deutsche Bank Securities Inc.	40,000,000

Total	$400,000,000

        The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

        The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.40% of the principal amount of the notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed 0.25% of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives. The underwriters may offer and sell notes through certain of their affiliates.

        The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid by Us
Per note	0.650%
Total	$2,600,000

        Expenses associated with this offering to be paid by us, other than the underwriting discounts and commissions, are estimated to be approximately $1,050,000.

        We have agreed that ITC Holdings will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by us and having a maturity of more than one year from the date of issue, or publicly disclose our intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the representatives, until following the closing date of this offering.

        In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you of the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

        Affiliates of each of the underwriters are lenders under ITC Holdings' 2013 Term Loan Credit Agreement, and will receive their pro rata share of the net proceeds of this offering used to repay borrowings under such 2013 Term Loan Credit Agreement. In addition, one or more of the underwriters or their affiliates may be holders of ITC Holdings' outstanding commercial paper and may receive net proceeds from this offering in connection with the repayment of such commercial paper. Accordingly, such underwriters or their affiliates will receive more than 5% of the net proceeds of this offering, and therefore this offering will be conducted in accordance with FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

  United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the U.K. Financial Services and Markets Act 2000 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

  Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National

Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE NOTES

        Simpson Thacher & Bartlett LLP will pass upon the validity of the notes on our behalf. Milbank, Tweed, Hadley & McCloy LLP, New York, New York will pass upon certain legal matters for the underwriters. In addition, Stuntz, Davis & Staffier, P.C., Washington, D.C. is advising us on matters relating to the FERC. Simpson Thacher & Bartlett LLP is relying upon the opinion of Dykema Gossett PLLC as to certain matters of Michigan law.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K, and the effectiveness of ITC Holdings' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 INFORMATION INCORPORATED BY REFERENCE

        The Commission allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus supplement, while information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents (other than any portion of such document that is furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K rather than filed) listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the registration statement, of which this prospectus supplement is a part, has been terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 8, 2016);

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016; and

  •
  our Current Reports on Form 8-K filed on January 26, 2016, February 8, 2016, February 9, 2016, February 11, 2016, April 11, 2016, April 26, 2016, May 3, 2016, May 23, 2016 (except the disclosure under 2.A, 2.B, 3.B, and 5 of "Supplemental Disclosure" in Item 8.01. Other Events), May 25, 2016, May 27, 2016, June 2, 2016, June 8, 2016, June 14, 2016 and June 22, 2016.

        We will provide to each person, including a beneficial owner, to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus supplement. You may request a copy of these filings at no cost, by writing or calling us at:

ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
Attention: General Counsel
Tel: (248) 946-3000

        You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the Commission.

PROSPECTUS

Debt Securities

        We may offer and sell our debt securities (collectively, the "securities") from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time our securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement may also add, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

        We may offer these securities directly to investors, through agents, underwriters or dealers on a continuous or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each offering of securities.

        Investing in our securities involves risks. You should consider the risk factors described in this prospectus, any accompanying prospectus supplement and in the documents we incorporate by reference. See "Risk Factors" on page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

June 2, 2016

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "Commission," using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings or resales. Each time securities are offered, we will provide a supplement to this prospectus that contains specific information about the offering and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of our securities in any state where the offer is not permitted.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise noted or the context requires, all references in this prospectus to:

  •
  "ITC Great Plains" are references to ITC Great Plains, LLC, a wholly-owned subsidiary of ITC Grid Development, LLC;

  •
  "ITC Grid Development" are references to ITC Grid Development, LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITC Holdings" are references to ITC Holdings Corp. and not any of its subsidiaries;

  •
  "ITC Midwest" are references to ITC Midwest LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITCTransmission" are references to International Transmission Company, a wholly-owned subsidiary of ITC Holdings;

  •
  "METC" are references to Michigan Electric Transmission Company, LLC, a wholly-owned subsidiary of MTH;

  •
  "MISO Regulated Operating Subsidiaries" are references to ITCTransmission, METC and ITC Midwest together;

  •
  "MTH" are references to Michigan Transco Holdings, LLC, the sole member of METC and an indirect wholly-owned subsidiary of ITC Holdings;

  •
  "Regulated Operating Subsidiaries" are references to ITCTransmission, METC, ITC Midwest and ITC Great Plains together; and

  •
  "We," "our" and "us" are references to ITC Holdings together with all of its subsidiaries.

ii

OUR COMPANY

        Our business consists primarily of the electric transmission operations of our Regulated Operating Subsidiaries. In 2002, ITC Holdings was incorporated in the State of Michigan for the purpose of acquiring ITCTransmission. ITCTransmission was originally formed in 2001 as a subsidiary of The Detroit Edison Company (currently known as DTE Electric Company), an electric utility subsidiary of DTE Energy Company, and was acquired in 2003 by ITC Holdings. METC was originally formed in 2001 as a subsidiary of Consumers Energy Company, an electric and gas utility subsidiary of CMS Energy Corporation, and was acquired in 2006 by ITC Holdings. ITC Midwest was formed in 2007 by ITC Holdings to acquire the transmission assets of Interstate Power and Light Company in December 2007. ITC Great Plains was formed in 2006 by ITC Holdings and became a Federal Energy Regulatory Commission ("FERC")-jurisdictional entity in 2009. We own and operate high-voltage systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems.

        Our business strategy is to own, operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, reduce transmission constraints and allow new generating resources to interconnect to our transmission systems. We also are pursuing development projects not within our existing systems, which are also intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as enhance competitive wholesale electricity markets.

        As electric transmission utilities with rates regulated by the FERC, our Regulated Operating Subsidiaries earn revenues through tariff rates charged for the use of their electric transmission systems by our customers, which include investor-owned utilities, municipalities, cooperatives, power marketers and alternative energy suppliers. As independent transmission companies, our Regulated Operating Subsidiaries are subject to rate regulation only by the FERC. The rates charged by our Regulated Operating Subsidiaries are established using cost-based formula rate templates, as discussed in "Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 10-K"), which is incorporated by reference herein.

Recent Developments

        On February 9, 2016, Fortis Inc. ("Fortis"), FortisUS Inc. ("FortisUS"), Element Acquisition Sub, Inc. ("Merger Sub") and ITC Holdings entered into an agreement and plan of merger (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into ITC Holdings, as a result of which ITC Holdings will become a subsidiary of FortisUS (the "Merger"). Under the current terms of the Merger, and assuming the Merger is consummated, our shareholders will receive $22.57 in cash and 0.7520 Fortis common shares for each share of common stock of ITC Holdings. For a discussion of various risks relating to the Merger, see "Item 1A Risk Factors—Risks Related to the Merger" of our 2015 10-K, which is incorporated herein by reference. For a further explanation of the Merger, see Note 20 to our audited consolidated financial statements and notes appearing in the 2015 10-K.

Corporate Information

        Our principal executive offices are located at 27175 Energy Way, Novi, Michigan 48377 and our telephone number at that address is (248) 946-3000. ITC Holdings' website is located at www.itc-holdings.com. The information on our website is not part of this prospectus.

FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. We intend that those statements be covered by the safe harbors created under those laws. Forward-looking statements include statements concerning future business conditions, our plans and prospects, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends, the outlook for our business and the electric transmission industry, expectations with respect to various legal and regulatory proceedings, the proposed Merger with Fortis and other information that is not historical information. When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and "forecasts" or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will be achieved. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus, and include, among others:

  •
  Certain elements of our Regulated Operating Subsidiaries' formula rates can be and have been challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows.
  •
  Our actual capital investment may be lower than planned, which would cause a lower than anticipated rate base and would therefore result in lower revenues and earnings compared to our current expectations. In addition, we expect to invest in strategic development opportunities to improve the efficiency and reliability of the transmission grid, but we cannot provide assurance that we will be able to initiate or complete any of these investments. In addition, we expect to incur expenses related to the pursuit of development opportunities, which may be higher than forecasted.
  •
  The regulations to which we are subject may limit our ability to raise capital and/or pursue acquisitions, development opportunities or other transactions or may subject us to liabilities.
  •
  Changes in energy laws, regulations or policies could impact our business, financial condition, results of operations and cash flows.
  •
  If amounts billed for transmission service for our Regulated Operating Subsidiaries' transmission systems are lower than expected, or our actual revenue requirements are higher than expected, the timing of collection of our revenues would be delayed.
  •
  Each of our MISO Regulated Operating Subsidiaries depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services could have a material adverse effect on our business, financial condition, results of operations and cash flows.
  •
  A significant amount of the land on which our assets are located is subject to easements, mineral rights and other similar encumbrances. As a result, we must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact their ability to complete construction projects in a timely manner.
  •
  We contract with third parties to provide services for certain aspects of our business. If any of these agreements are terminated, we may face a shortage of labor or replacement contractors to provide the services formerly provided by these third parties.
  •
  Hazards associated with high-voltage electricity transmission may result in suspension of our operations or the imposition of civil or criminal penalties.
  •
  We are subject to environmental regulations and to laws that can give rise to substantial liabilities from environmental contamination.

  •
  We are subject to various regulatory requirements, including reliability standards; contract filing requirements; reporting, recordkeeping and accounting requirements; and transaction approval requirements. Violations of these requirements, whether intentional or unintentional, may result in penalties that, under some circumstances, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Acts of war, terrorist attacks, cyber attacks, natural disasters, severe weather and other catastrophic events may have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to pay dividends and fulfill our other cash obligations.

  •
  We have a considerable amount of debt and our reliance on debt financing may limit our ability to fulfill our debt obligations and/or to obtain additional financing.

  •
  Certain provisions in our debt instruments limit our financial and operating flexibility.

  •
  Adverse changes in our credit ratings may negatively affect us.

  •
  Provisions in our Articles of Incorporation and bylaws, Michigan corporate law and our debt agreements may impede efforts by our shareholders to change the direction or management of our company.

  •
  Provisions in our Articles of Incorporation restrict market participants from voting or owning 5% or more of the outstanding shares of our capital stock.

  •
  Completion of the Merger is subject to various conditions which, if not satisfied, may cause the Merger not to be completed in a timely manner or at all.

  •
  We will continue to incur substantial transaction-related costs in connection with the Merger.

  •
  The announcement and pendency of the Merger could adversely affect our business, results of operations and financial condition.

  •
  While the Merger Agreement is in effect, we are subject to restrictions on our business activities.

  •
  If the Merger is completed, the combined company may not be able to successfully integrate our business with Fortis and therefore may not be able to realize the anticipated benefits of the Merger.

  •
  We may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

  •
  Other risk factors discussed herein and listed from time to time in our public filings with the Commission.

        Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

        Except as required by law, we undertake no obligation to publicly correct or update any of our forward-looking or other statements in this prospectus, in any documents incorporated by reference in this prospectus or in any prospectus supplement hereto or any free writing prospectus, whether as a result of new information, future events, or otherwise.

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Where You Can Find Additional Information" below.

USE OF PROCEEDS

        The use of proceeds will be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

		Year Ended December 31,
	For the three months ended March 31, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.96	2.79	3.03	2.95	2.78	2.73

        Our ratios of earnings to fixed charges were computed based on:

  •
  "earnings," which consist of net income before income taxes and fixed charges, excluding capitalized interest; and

  •
  "fixed charges," which consist of interest expense, including capitalized interest.

DESCRIPTION OF OUR DEBT SECURITIES

        The following description summarizes the general terms and provisions of the debt securities to which a prospectus supplement may relate. We may from time to time offer and sell debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness, in one or more series. We will describe the particular terms of a series of debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered, in the prospectus supplement relating to the offered debt securities. If indicated in a prospectus supplement, the terms of any series of debt securities may differ from the terms summarized below.

        We will issue the debt securities under an indenture, dated as of April 18, 2013, as amended or supplemented from time to time, which we refer to as the "indenture," between us and Wells Fargo Bank, National Association, as trustee, in such capacity, called the "Trustee." The following summary of material provisions does not purport to describe every aspect of the debt securities and the indenture. This summary is subject to the detailed provisions of the indenture, including the definition of certain terms used in this prospectus and those terms made a part of the indenture by reference to the Trust Indenture Act. Wherever particular defined terms of the indenture are referred to, those defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by such reference. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part. You can find the definitions of certain terms used in this description under the caption "—Certain Definitions". In this description, the word "Company" refers only to ITC Holdings Corp. and does not include any of its subsidiaries. Capitalized terms that are used and not otherwise defined in this prospectus will have the meanings assigned to them in the indenture.

        The registered holder of debt securities will be treated as the owner of the debt securities for all purposes. Only registered holders will have rights under the indenture.

General

        The indenture provides for the issuance from time to time of debt securities by us in an unlimited amount pursuant to a board resolution or by or pursuant to a supplemental indenture.

        Under the indenture, we may issue debt securities in one or more series with the same or various maturities, at par, at a premium or with original issue discount. The applicable prospectus supplement relating to a particular series of debt securities will describe the specific terms of the debt securities we may offer, including:

        (a)   the title of the debt securities of that series (which will distinguish the debt securities of that series from all other series of debt securities);

        (b)   any limit upon the aggregate principal amount of the debt securities of that series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series and except for any debt securities which are deemed never to have been authenticated and delivered hereunder);

        (c)   the Person to whom any interest on a debt security of that series will be payable, if other than the Person in whose name the debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

        (d)   the date or dates on which the principal or installments of principal of any debt securities of that series is payable and any rights to extend such date or dates and the duration of such extension;

        (e)   the rate or rates (which may be fixed or variable) per annum at which the debt securities of that series will bear interest or the method by which such rate or rates will be determined, the date from which such interest will accrue or the method by which such date or dates will be determined and the right (if any) to extend such dates and the duration of such extension;

        (f)    the obligation, if any, of the Company to redeem, repay or purchase any debt securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of that series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

        (g)   whether the debt securities of that series will be convertible into shares of our common stock and/or exchangeable for other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, and, if so, the terms and conditions of such conversion or exchange, either mandatory, at the option of the holder, or at our option, and any deletions from or modifications or additions to the indenture to allow the issuance of such convertible or exchangeable debt securities;

        (h)   if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of that series will be issuable;

        (i)    if other than the principal amount thereof, the portion of the principal amount of debt securities of that series which will be payable upon declaration of acceleration of the maturity thereof;

        (j)    if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency in which payment of the principal of (and premium, if any) and interest, if any, on the debt securities of that series will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

        (k)   if the principal of (and premium, if any) or interest, if any, on the debt securities of that series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

        (l)    if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities of that series may be determined with reference to an index based on a coin or currency other than that in which the debt securities are stated to be payable or pursuant to a formula, the manner in which such amounts will be determined;

        (m)  any provisions permitted by the indenture relating to events of default or covenants of the Company with respect to such series of debt securities;

        (n)   if the principal amount payable at the stated maturity of any debt securities of that series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or under the indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be Outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

        (o)   if applicable, that the debt securities of that series, in whole or any specified part, will not be defeasible and, if other than by a company order, the manner in which any election by the Company to defease such debt securities will be evidenced;

        (p)   if applicable, that any debt securities of that series will be issuable in whole or in part in the form of one or more Global Securities (as defined below) and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which will be borne by any such Global Security in addition to or in lieu of that set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such Global Security may be exchanged in whole or in part for debt securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

        (q)   any additions to, deletions from or changes in the covenants set forth in the indenture which apply to the debt securities of that series;

        (r)   providing collateral to the Trustee to secure payment of the principal of (and premium, if any) and interest on the debt securities of any series, and provisions for the release of any such collateral; and

        (s)   any other terms of that series (which terms will not be inconsistent with the provisions of the indenture), including, without limitation, any terms required or appropriate to establish one or more series of debt securities issued in a periodic offering.

        The indenture does not contain any restriction on the payment of dividends, incurrence of unsecured debt or any financial covenants. The indenture does not contain provisions which would afford you protection in the event of a decline in our credit quality resulting from highly leveraged or other similar transactions involving us.

        Our directors, officers, employees or shareholders will not have liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a debt security each holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the debt securities.

        The debt securities of any series will be a single, distinct series of debt securities. We may from time to time, without the consent of existing holders of the debt securities, create and issue an additional principal amount of debt securities of that series having the same terms and conditions and the same CUSIP number as the debt securities being offered in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previous series of outstanding debt securities. The indenture does not require that we issue future issues of debt securities under the indenture. We will be free to employ other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of other debt securities.

Ranking

        Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Consequently, the debt securities will be structurally subordinated to the debt and other liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors and taxing authorities.

        Unless otherwise indicated in a prospectus supplement, the debt securities shall be our direct, senior unsecured (unless one or more series of debt securities is secured pursuant to the provision of a supplement to the indenture) obligations and will rank without preference or priority among themselves and pari passu with all of our existing and future unsecured senior indebtedness, including amounts outstanding under our 5.875% Senior Notes due September 30, 2016, 6.23% Senior Notes, Series B, due September 20, 2017, 6.050% Senior Notes due January 31, 2018, 5.500% Senior Notes due January 15, 2020, 4.05% Senior Notes due July 1, 2023, 3.65% Senior Notes due June 15, 2024, 6.375% Senior Notes due September 30, 2036, 5.30% Senior Notes due July 1, 2043, Term Loan Credit Agreement, dated as of December 20, 2013 and the Revolving Credit Agreement, dated as of March 28, 2014, as well as any of our commercial paper outstanding from time to time issued under our commercial paper program dated June 8, 2015. Because none of our subsidiaries are guaranteeing the debt securities, the debt securities will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and (i) ITCTransmission's 6.125% First Mortgage Bonds, Series C, due March 31, 2036, 5.75% First Mortgage Bonds, Series D, due April 1, 2018, 4.625% First Mortgage Bonds, Series E, due August 15, 2043, 4.27% First Mortgage Bonds, Series F, due June 10, 2044, and Revolving Credit Agreement, dated as of March 28, 2014; (ii) METC's 5.64% Senior Secured Notes due May 6, 2040, 3.98% Senior Secured Notes due October 26, 2042, 4.19% Senior Secured Notes due December 15, 2044, 3.90% Senior Secured Notes due April 26, 2046, and Revolving Credit Agreement, dated as of March 28, 2014; (iii) ITC Midwest's 6.15% First Mortgage Bonds, Series A, due January 31, 2038, 7.12% First Mortgage Bonds, Series B, due December 22, 2017, 7.27% First Mortgage Bonds, Series C, due December 22, 2020, 4.60% First Mortgage Bonds, Series D, due December 17, 2024, 3.50% First Mortgage Bonds, Series E, due January 19, 2027, 4.09% First Mortgage Bonds, Series F, due April 30, 2043, 3.83% First Mortgage Bonds, Series G, due April 7, 2055, and Revolving Credit Agreement, dated as of March 28, 2014; and (iv) ITC Great Plains' 4.16% First Mortgage Bonds, Series A, due November 26, 2044 and Revolving Credit Agreement, dated as of March 28, 2014.

Conversion or Redemption

        No debt security will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of debt securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a debt security, we may not redeem the debt security prior to its stated maturity. Debt securities subject to redemption by us will be subject to the following terms:

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  redeemable on and after the applicable redemption dates;

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  redemption dates and redemption prices fixed at the time of sale and set forth on the debt security; and

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  redeemable in whole or in part (provided that the unredeemed portion of the principal amount of any debt security will be in an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not less than 30 nor more than 60 days prior to the date of redemption.

Payment and Paying Agents

        Principal of and interest and premium, if any, on debt securities issued in the form of Global Securities will be paid in the manner described under the caption "—Book-Entry Securities." Principal of and interest and premium, if any, on debt securities issued in the form of definitive, physical certificates, if any, will be paid, at our option, by check mailed or wire transferred to the address of each holder of such debt securities.

        Subject to applicable laws regarding abandoned property, any payment made by us for the payment of principal, interest or premium, if any, on any debt securities that remains unclaimed for two years after such amount has become due and payable will be repaid to us. The holder of a debt security will be able to look only to us for payment.

Certain Covenants

        Except as specified below or in the applicable prospectus supplement, the following covenants apply to all series of debt securities.

Restrictions on Liens

        The indenture provides that as long as any debt securities are Outstanding, we may not, and may not permit any Subsidiary to, incur, issue, assume, guarantee or permit to exist indebtedness that is secured by any Liens on any of our Property or Property of any of our Subsidiaries, or upon shares of capital stock or evidences of indebtedness issued by any Subsidiary and owned by us or any Subsidiary, whether we or any of our Subsidiaries, as applicable, owned such Property at the date of the indenture or acquired such Property thereafter, without making, or causing such Subsidiary to make, effective provision to secure all of the debt securities issued under the indenture and then Outstanding by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured. This restriction will not apply to:

        (a)   any indebtedness that is secured by Liens existing on the date of the indenture;

        (b)   Liens to secure indebtedness under the Credit Agreements up to $500.0 million;

        (c)   Liens to secure indebtedness issued under any First Mortgage Indenture;

        (d)   Liens on any Property that we or any of our Subsidiaries acquire, construct or improve after the date of the indenture which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 270 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;

        (e)   Liens of or upon any Property, shares of capital stock or indebtedness existing at the time of acquisition thereof by us or any of our Subsidiaries, whether by merger, consolidation, purchase, lease or otherwise (including Liens of or upon Property, shares of capital stock or indebtedness of a Person existing at the time such Person becomes a Subsidiary or a part of us or a Subsidiary by acquisition, merger or otherwise);

        (f)    Liens in favor of us or in favor of any of our Subsidiaries;

        (g)   Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or political entity affiliated therewith, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the Property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

        (h)   Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise; provided that 180 days from the creation of such Liens we must have disposed of such Property and any indebtedness secured by such Liens shall be without recourse to us or any Subsidiary;

        (i)    Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by us or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

        (j)    Liens arising out of pledges or deposits under workmen's compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we or any Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which we or any Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

        (k)   Liens created by or resulting from any litigation or other proceeding which are being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against us or any Subsidiary with respect to which we or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens that we or any Subsidiary incurs for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which we or such Subsidiary is a party;

        (l)    Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

        (m)  Liens of lessors or licensors for amounts due which are not delinquent or are being contested;

        (n)   Rights of others to take minerals, timber, gas, water or other products produced by us or by others on our Property;

        (o)   Liens which have been bonded for the full amount in dispute;

        (p)   Liens pursuant to Sale and Leaseback Transactions;

        (q)   Liens consisting of easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to our Property or the Property of any Subsidiary or any part thereof, none of which interferes materially with the use of the Property covered thereby in the ordinary course of our business or the business of such Subsidiary and which do not, in our opinion, materially detract from the value of such properties; and

        (r)   any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (b), (c), (d), (e) or (h) to (q), inclusive; provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same Property, shares of stock or indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such Property) and (ii) the amount of indebtedness secured by such Lien at such time is not increased.

        The indenture provides that notwithstanding the foregoing limitations, we or our Subsidiaries may incur, issue, assume, guarantee or permit to exist indebtedness secured by Liens without equally and ratably securing the debt securities of each series then Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee of indebtedness, after giving effect thereto and to the retirement of any of our indebtedness or indebtedness of any Subsidiary which is concurrently being retired, the sum of (i) the aggregate amount of all outstanding indebtedness of us and all of our Subsidiaries secured by Liens which we or a Subsidiary could not have incurred, issued, assumed or guaranteed without equally or ratably securing the debt securities of each series then Outstanding, except for the provisions of this paragraph, plus (ii) the Attributable Value of Sale and Leaseback Transactions entered into pursuant to "—Restrictions on Sale and Lease-Back Transactions," does not at such time exceed the greater of 10% of Net Tangible Assets or 10% of our Consolidated Capitalization.

Restrictions on Sale and Lease-Back Transactions

        The indenture provides that, so long as any debt securities are Outstanding, neither we nor any Subsidiary will enter into any arrangement under which we or a Subsidiary would lease, for a period, including renewals, in excess of three years, any Property which it has sold or transferred or is going to sell or transfer (a "Sale and Leaseback Transaction") unless either: (a) we or the Subsidiary would, when entering into such arrangement, be entitled, without equally and ratably securing the debt securities of each series of debt securities then Outstanding, to incur, issue, assume or guarantee indebtedness secured by a Lien on such property pursuant to paragraphs (a) to (o), (q) and (r) (except in respect of an extension, renewal or replacement of a Lien referred to in paragraph (p)), inclusive, under "—Restrictions on Liens"; or (b) we, within 180 days after such sale or transfer, apply to the retirement of our Funded indebtedness an amount equal to the greater of (i) the net proceeds of the sale of Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Property so sold and leased back at the time of entering into such arrangement (as determined by us in good faith); provided, that the amount to be applied to the retirement of our Funded Indebtedness shall be reduced by (i) the principal amount of any debt securities delivered within 180 days after such sale to the Trustee for retirement and cancellation and (ii) the principal amount of Funded Indebtedness, other than debt securities, voluntarily retired by us within 180 days after such sale. Notwithstanding the foregoing, we and our Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited; provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Value in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of outstanding indebtedness secured by Liens in reliance on the last paragraph under "—Restrictions on Liens" of the indenture does not at the time exceed the greater of 10% of Net Tangible Assets or 10% of our Consolidated Capitalization. A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.

Reports

        We, pursuant to Section 314(a) of the Trust Indenture Act, will:

        (a)   file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then we will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

        (b)   file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the indenture, as may be required from time to time by such rules and regulations; and

        (c)   transmit to the holders of debt securities within 30 days after the filing thereof with the Trustee such summaries of any information, documents and reports required to be filed by us pursuant to the provisions of paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the SEC;

provided, that any such information, documents or reports filed electronically with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee and the holders of the debt securities; provided, further, that we will notify the Trustee if we fail to so file any such information, documents or reports with the SEC.

        We will also deliver to the Trustee, no later than May 15 of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of our compliance with all conditions and convents under the indenture through such year or, if there has been a default (without regard to any period of grace or requirement of notice provided under the indenture), specifying all such defaults and the nature and status thereof of which he may have knowledge.

Duties of Trustee; Resignation or Removal of Trustee

        The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities, unless offered indemnity by such holder reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        The Trustee may resign at any time with respect to any series of debt securities by giving us written notice thereof. The Trustee may be removed at any time with respect to any series of debt securities by the holders of a majority in aggregate principal amount of the Outstanding debt securities of that series, delivered to the Trustee and to us. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

        We will give notice of each resignation and each removal of the Trustee with respect to the debt securities of any series and each appointment of a successor Trustee with respect to the debt securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the holders of debt securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the debt securities of such series and the address of its Corporate Trust Office.

Concerning the Trustee

        Wells Fargo Bank, National Association is the Trustee under the indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an event of default with respect to the debt securities of any series will be any of the following:

        (a)   our default in the payment of any principal (or premium, if any) of any debt security of that series when due and payable, whether at its maturity or otherwise;

        (b)   our default in the payment of any interest upon any debt security of that series when it becomes due and payable, and the continuance of such default for a period of 30 consecutive days;

        (c)   our default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

        (d)   our default in the performance, or breach, of any of our covenants in the indenture (other than certain covenants) and our continuance of such default in the performance or breach of any covenants in the indenture for a period of 60 consecutive days after due notice;

        (e)   certain events of our bankruptcy, insolvency or reorganization; and

        (f)    any other Event of Default provided with respect to any debt securities of that series.

        The indenture provides that if an Event of Default (other than certain bankruptcy Events of Default) with respect to debt securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding debt securities of that series may, by notice as provided in the indenture, declare the aggregate principal amount of all debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by holders). Upon the occurrence of certain bankruptcy Events of Default, such principal and interest shall become immediately payable without any such declaration. Upon certain conditions, however, the holders of a majority in aggregate principal amount of the Outstanding debt securities of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences.

        The indenture provides that the Trustee will, within 90 days after the Trustee has received written notice of a default with respect to debt securities of any series at the time Outstanding, give to the holders of the Outstanding debt securities of such series, notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any such debt securities, the Trustee will be protected in the withholding of such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding debt securities of such series; and, provided further, that such notice shall not be given until 30 days after the occurrence of a "default" specified in clause (d) under "Events of Default." The term "default" for the purpose of this provision only means any event that is, or after notice or lapse of time or both would become, an Event of Default.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of such series; provided that (a) the Trustee will have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with the indenture; and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

        The indenture includes a covenant that we will file at least annually with the Trustee a certificate of no default, or specifying any default that exists.

Discharge; Defeasance

        The indenture provides that we, at our option (to the extent provided):

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  will be discharged from our obligations with respect to the debt securities (except for certain obligations, including registering the transfer or exchange of the debt securities, replacing stolen, lost or mutilated debt securities, maintaining paying agencies and holding monies for payment in trust); or

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  need not comply with certain restrictive covenants of the indenture (and the occurrence of certain Events of Default with respect to such restrictive covenants), if we irrevocably deposit with the Trustee (and in the case of a defeasance, 91 days after such deposit), in trust, money, or U.S. Government Obligations, or a combination thereof, which through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and interest on the debt securities on the date such payments are due in accordance with the terms of the debt securities to their stated maturities or the applicable redemption dates as specified in the applicable prospectus supplement, as the case may be, and any mandatory sinking fund payments applicable to the debt securities on the day on which such payments are due and payable in accordance with the indenture and such debt securities. To exercise any such option, we are required to meet certain conditions, including delivering to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, the deposit and related defeasance would not cause the Holders of the debt securities to recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur (which opinion, in the event of legal defeasance, shall state that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to such effect).

Modification of the Indenture

        The indenture permits us and the Trustee to execute supplemental indentures that add, clarify, change or eliminate provisions of the indenture or modify the rights of the holders of Outstanding debt securities. We may execute a supplemental indenture without the consent of the holders of the debt securities in some cases and in others with the consent of the holders of at least a majority in aggregate principal amount of Outstanding debt securities of all series of debt securities affected by the supplemental indenture (voting together as a class). No such supplemental indenture, however, may, without the consent of the holder of each Outstanding debt security of each series affected thereby:

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  change the stated maturity of any debt security;

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  reduce the principal amount of, the rate of interest on or any premium payable upon redemption of, any debt security;

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  change the place or currency of payment on any debt security;

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  impair the right to institute suit for the enforcement of any payment on or after the maturity or stated maturity of any debt security;

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  reduce the stated percentage of Outstanding debt securities necessary to modify or amend the indenture or related documents; or

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  reduce the percentage of aggregate principal amount of Outstanding debt securities necessary to waive compliance with certain provisions of the indenture or modify certain provisions related to waiver of covenants and defaults.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Outstanding Debt Securities

        The indenture provides that debt securities of any series that we or any of our affiliates own shall not be deemed to be Outstanding when determining whether the holders of the requisite principal amount of Outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture.

Consolidation, Merger and Sale of Assets

        The indenture provides that we may, without the consent of the holders of any of the Outstanding debt securities under the indenture:

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  consolidate with or merge with or into any other Person; or

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  convey, transfer, sell or lease our properties and assets substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions;

        if:

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  the successor is a Person organized and validly existing under the laws of the United States, any state thereof or the District of Columbia;

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  the successor Person, if other than us, expressly assumes by a supplemental indenture our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

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  as a result of any such transaction, our assets would become subject to a Lien not permitted by the indenture, the debt securities are secured equally and ratably with (or prior to) all indebtedness secured thereby; and

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  we have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer, sale or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Certain Definitions

        "Attributable Value" in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of (i) the sale price of the Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the rate of interest specified by the terms of such lease) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

        "Consolidated Capitalization" means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by a consolidated balance sheet of us and all of our Subsidiaries prepared in accordance with generally accepted accounting principles at the date of such balance sheet.

        "Credit Agreements" means, collectively, (i) the Term Loan Credit Agreement, dated as of December 20, 2013, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, and Wells Fargo Bank, National Association, as the administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., as documentation agent, (ii) the Revolving Credit Agreement, dated as of March 28, 2014, among the Company, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, JPMorgan Chase Bank, N.A., as the administrative agent, Barclays Bank PLC and Wells Fargo Bank, National Association, as syndication agents, and J.P. Morgan Securities, LLC, Barclays Bank PLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, in the case of each of (i) and (ii), as the same may be further amended, supplemented, refinanced, refunded, replaced or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

        "First Mortgage Indentures" means, collectively, (i) the First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (ii) the First Mortgage Indenture, dated as of December 10, 2003, between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (iii) the First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A. (succeeded by The Bank of New York Mellon Trust Company, N.A.), as trustee, (iv) the First Mortgage and Deed of Trust, dated November 12, 2014, between ITC Great Plains, LLC and Wells Fargo Bank, National Association, as trustee, and (v) any mortgage bond indenture or other document similar to (i) through (iv) above that secures indebtedness of any Subsidiary by creating Liens on the assets of such Subsidiary similar to those created by (i) through (iv) above, and in the case of each of (i) through (v) above, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

        "Funded Indebtedness" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed which by their terms mature at, or are extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence of such indebtedness.

        "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Net Tangible Assets" means the amount shown as total assets on our consolidated balance sheet prepared in accordance with generally accepted accounting principles on the date of such balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense and other regulatory assets carried as an asset on the balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

        "Outstanding," when used with respect to debt securities of any series, means, as of the date of determination, all such debt securities theretofore authenticated and delivered under the indenture, except:

        (a)   such debt securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

        (b)   such debt securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as our own Paying Agent) for the Holders of such debt securities; provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

        (c)   debt securities as to which defeasance or discharge has been effected pursuant to the indenture; and

        (d)   such debt securities in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, or which shall have been paid in accordance with the provisions of the indenture governing mutilated, destroyed, lost or stolen debt securities (except with respect to any such debt security as to which proof satisfactory to the Trustee is presented that such debt security is held by a Person in whose hands such debt security is our legal, valid and binding obligation).

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Property" of any Person means all such Person's (i) property and assets and (ii) rights to and interests in all property and assets.

        "Subsidiary" means any corporation, limited liability company or other business entity of which we own or control (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation, limited liability company or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

        "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other Person, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any obligation or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation or the specific payment of principal of or interest on the obligation evidenced by such depository receipt.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry Securities

        The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the debt securities. The debt securities will be represented by one or more global debt securities in fully registered form without coupons (the "Global Securities") that will be deposited with and registered in the name of DTC or its nominee. Beneficial interests in the Global Securities will be exchanged for debt securities in certificated form only under the limited circumstances described under "Certificated Securities." Each Global Security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the Global Securities. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated security, a Global Security may not be transferred. DTC, its nominees and their successors may, however, transfer a Global Security as a whole to one another, and these transfers are required to be recorded on our records or on a register to be maintained by the Trustee.

        Beneficial interests in a Global Security will be shown on, and transfers of beneficial interests in a Global Security will be made through, records maintained by DTC and its participants including through accounts maintained at Clearstream Banking, société anonyme, Luxembourg, commonly known as Clearstream, or the Euroclear System, commonly known as Euroclear. In this case, links will be established among DTC, Clearstream and Euroclear to facilitate the issuance of the Global Securities and cross-market transfers of the Global Securities associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries.

        Portions of the following information concerning DTC and DTC's book-entry only system, have been obtained from sources, including DTC, that we believe to be reliable. We make no representation as to the accuracy of such information.

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions, including transfers and pledges, in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation "DTCC". DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation,

all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC Rules applicable to its Participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC's records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Principal and interest payments, distributions and dividend payments, and redemption proceeds, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participants and not of DTC, the trustee or agent for such debt securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the debt securities are required to be printed and delivered. See "—Certificated Securities."

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the debt securities will be printed and delivered to DTC.

        The underwriters, dealers or agents of any of the debt securities may be Direct Participants of DTC.

Clearstream

        Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Distributions with respect to Global Securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

        Euroclear has advised that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and is operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.

        Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to Global Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

        Initial settlement for the Global Securities will be made in same-day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in same-day funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Global Securities in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositary.

        Because of time-zone differences, credits of Global Securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Global Securities settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the Global Securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of the Global Securities among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time.

Certificated Securities

        If DTC is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, and after the occurrence and during the continuance of an Event of Default, owners of beneficial interest in a Global Security with a principal amount aggregating not less than a majority of the outstanding principal amount of the Global Security advise the Trustee, the Company and DTC through agent members in writing that the continuation of a book-entry system is no longer in their best interests, then we will issue certificated debt securities in fully registered form ("Certificated Securities") in exchange for the Global Securities representing the debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more Global Securities and, in such event, will issue Certificated Securities in exchange for the Global Securities representing the debt securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery of Certificated Securities represented by the Global Securities equal in principal amount to such beneficial interest and to have such Certificated Securities registered in its name.

        Neither we nor the Trustee will be liable for any delay by the Global Security holder or DTC in identifying the beneficial owners of the debt securities and we, the Trustee, any Paying Agent and the Registrar of the debt securities may conclusively rely on, and will be protected in relying on, instructions from the Global Security holder or DTC for all purposes.

PLAN OF DISTRIBUTION

        We may sell securities from time to time in any of the following ways:

  •
  through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement will set forth the terms of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of such securities underwritten or purchased by each of them; and

  •
  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may affect the distribution of the securities from time to time in one or more transactions either:

  •
  at a fixed price or at prices that may be changed;

  •
  at market prices prevailing at the time of the sale;

  •
  at prices relating to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Transactions through dealers may include block trades in which dealers will attempt to sell the securities as agent but may position and resell the block as principal to facilitate the transaction. The securities may be sold through dealers or agents or to dealers acting as market makers.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option, if any).

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in Section 2(a)(11) of the Securities Act. Any commissions paid or any discounts, commissions or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in the applicable prospectus supplement.

        The securities may be sold on any national securities exchange on which the securities may be listed at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or in the over-the-counter market or in transactions that include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of securities than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the securities or preventing or retarding a decline in the market price of the securities. As a result of these activities, the price of the securities may be higher than the price that might otherwise exist in the open market. These activities, if begun, may be discontinued at any time.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. The specific terms of the lock-up provisions in respect of any given offering will be described in the prospectus supplement.

LEGAL MATTERS

        Dykema Gossett PLLC is advising us on certain matters relating to Michigan law. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon the validity of the issuance of our debt securities and certain other matters. In addition, Stuntz, Davis & Staffier, P.C., Washington, D.C. is advising us on matters relating to the FERC. Simpson Thacher & Bartlett LLP is relying upon the opinion of Dykema Gossett PLLC as to certain matters of Michigan law.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available to the public through the Commission's Internet site at http://www.sec.gov and free of charge through our website at http://www.itc-holdings.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website, however, is not and should not be deemed a part of this prospectus.

        We have filed with the Commission a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the Commission are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents (other than any portion of such document that is furnished rather than filed) listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the registration statement, of which this prospectus is a part, has been terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016; and

  •
  our current reports on Form 8-K filed on January 26, 2016, February 8, 2016, February 9, 2016, February 11, 2016, April 11, 2016, April 26, 2016, May 3, 2016, May 23, 2016, May 25, 2016, May 27, 2016 and June 2, 2016.

        We will provide to each person, including a beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings at no cost, by writing or calling us at:

ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
Attention: General Counsel
Tel: (248) 946-3000

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the Commission.

$400,000,000 3.25% NOTES DUE JUNE 30, 2026

ITC Holdings Corp.

Joint Book-Running Managers

BofA Merrill Lynch
J.P. Morgan
Wells Fargo Securities
Deutsche Bank Securities